UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2007

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Introductory Note

Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) is filing this amendment to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on June 12, 2007 (the “Original Filing”). This Current Report on Form 8-K/A is being filed solely for the purpose of correcting a scrivener’s error in Exhibit 10.1 filed pursuant to Item 9.01(d): Resignation Agreement by and between J. Curt Hockemeier and Arbinet-thexchange, Inc., dated as of June 11, 2007 (the “Resignation Agreement”).

The following statement was included in Section 4(a) of the Resignation Agreement that was filed with the Original Filing:

“However, in consideration for you entering into this Agreement and provided that you abide by the terms herein, the Company shall allow you to vest 42,005 of the Unvested Option Shares as of the Resignation Date (“Additional Options”).”

The reference to 42,005 of the Unvested Option Shares (as defined in the Resignation Agreement) should have been to 52,930 of the Unvested Option Shares, which number ties to the information set forth in the table in Section 4(a) that summarizes Mr. Hockemeier’s stock options in the Company as of the Resignation Date (as defined in the Resignation Agreement). The Resignation Agreement has been corrected so that the statement in Section 4(a) reads as follows:

“However, in consideration for you entering into this Agreement and provided that you abide by the terms herein, the Company shall allow you to vest 52,930 of the Unvested Option Shares as of the Resignation Date (“Additional Options”).”

The corrected information is set forth in Exhibit 10.1 to this Current Report on Form 8-K/A. Except as noted above there have been no other changes to the Original Filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Resignation Agreement by and between J. Curt Hockemeier and Arbinet-thexchange, Inc., dated as of June 11, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated June 11, 2007.**

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

	By:	/s/ John B. Wynne, Jr.
Date: June 19, 2007	Name:	John B. Wynne, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resignation Agreement by and between J. Curt Hockemeier and Arbinet-thexchange, Inc., dated as of June 11, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated June 11, 2007.**

*	Filed herewith
**	Previously filed